UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  December 8, 2022

DLH Holdings Corp.
(Exact name of Registrant as Specified in its Charter)

New Jersey	0-18492	22-1899798
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)
3565 Piedmont Road, NE, Building 3, Suite 700
Atlanta, GA 30305
(Address of Principal Executive Offices, and Zip Code)

(770) 554-3545
Registrant's telephone number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DLHC	Nasdaq	Capital Market

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of Grove Resource Solutions, LLC

On December 8, 2022, DLH Holdings Corp. (“DLH” or the “Company”) acquired Grove Resource Solutions, LLC (“Grove”) pursuant to an Equity Purchase Agreement dated December 8, 2022 (the “Purchase Agreement”) by and among DLH, Grove, the equityholders of the Seller (the “Equityholders”), Omega D and D Corporation, the sole equityholder of Grove (the “Seller”), and the Representative of the Equityholders. The acquisition was completed on December 8, 2022 and Grove became a direct, wholly-owned subsidiary of DLH on such date (the “Acquisition”).

At the closing of the Acquisition, the Company paid to the Seller the purchase price of $185 million, comprised of $178 million in cash and 526,898 shares of the Company’s Common Stock, which were valued at $7 million in the aggregate, based on the 20-day VWAP of its Common Stock (the “Stock Consideration”). The purchase price is subject to post-closing adjustments based on Grove’s final debt, cash, transaction costs, net working capital, and other adjustments, as determined in accordance with the Purchase Agreement. The Company funded the cash portion of the purchase price and its costs and expenses of the Acquisition through funds received under its amended and restated credit agreement, as described in greater detail below.

The Purchase Agreement contains customary representations, warranties and covenants by the parties. Subject to certain exceptions and for fraud, the Seller and the Equityholders have no indemnity obligations for damages resulting from breaches or inaccuracies of the representations, warranties, and covenants of the Seller, the Equityholders, and Grove as set forth in the Purchase Agreement. The Company obtained a representations and warranties insurance policy in connection with the Purchase Agreement, under which the Company may seek recourse for breaches of the representations and warranties of the Seller, the Company, and the Equityholders, subject to certain customary conditions and deductibles, as well as transaction-specific exceptions. Further, the Purchase Agreement provides that an escrow account be established in order to satisfy (i) any downward adjustment of the purchase price based on Grove’s net working capital at the closing of the Acquisition and (ii) certain specified indemnification obligations of the Seller and Equityholders that may arise following the closing of the Acquisition. The escrow account is funded by an aggregate amount of approximately $4.3 million and the Stock Consideration.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject and qualified in its entirety by reference to the text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

The representations and warranties of the parties in the Purchase Agreement have been made solely for the benefit of the parties to the Purchase Agreement, and were not intended to be, and should not be, relied upon by any person other than such parties, including shareholders of the Company; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; in some cases have been qualified by disclosures that were made to the other parties in connection with the negotiation of the Purchase Agreement, which disclosures are not necessarily reflected in the Purchase Agreement; may apply standards of materiality in a way that may differ from standards of materiality applied by investors; and were made only as of the date of the Purchase Agreement or as of such other date or dates as may be specified in the Purchase Agreement, and are subject to developments occurring after those dates. The above description of the Purchase Agreement has been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. They are not intended to provide any other factual information about DLH, Grove, or the other parties to the Purchase Agreement. Investors and security holders should not rely on any representations, warranties or covenants contained in the Purchase Agreement, or any descriptions thereof, as characterizations of the actual state of facts or conditions of DLH, Grove, or the other parties to the Purchase Agreement. Accordingly, investors and security holders should read the representations and warranties in the Purchase Agreement not in isolation but only in conjunction with the other information about DLH and its subsidiaries that DLH includes in reports and statements it files with the SEC.

Amended and Restated Credit Agreement
As previously reported, on September 30, 2020, DLH, along with its wholly-owned subsidiaries, DLH Solutions, Inc., Danya International LLC, Social & Security Systems, Inc., and Irving Burton Associates, LLC (the “Original Borrowers”) entered into an Amended and Restated Credit Agreement (the “Prior Credit Agreement”) with certain lenders, First National Bank of Pennsylvania, as administrative agent (the “Administrative Agent”), and F.N.B. Capital Markets and Manufacturers and Traders Trust Company as joint lead arrangers. The Prior Credit Agreement provided for an aggregate credit commitment of up to $95 million, consisting of a syndicated term loan of $70 million and a revolving credit facility of up to $25 million, including a $5 million swingline sublimit.

On December 8, 2022 (the “Closing Date”), the Original Borrowers, along with Grove (together, the “Borrowers”) entered into a Second Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) together with the Administrative Agent, and F.N.B. Capital Markets, Manufacturers and Traders Trust Company, and Atlantic Union Bank as joint lead arrangers (the “Joint Lead Arrangers”), and the other lenders named therein (collectively, the “Lenders”). The Amended and Restated Credit Agreement renews, amends and restates the Prior Credit Agreement in its entirety and provides for a syndicated term loan in an aggregate principal amount of $190 million (the “Term Loans”), and a revolving credit facility providing availability of up to $70 million (the “Revolving Credit Facility”), including a $10 million swingline sublimit.

On the Closing Date, DLH received $190 million of funds under the Term Loans and $25.2 million of funds under the Revolving Credit Facility to pay the cash purchase price of Grove, certain transaction expenses and the repayment of indebtedness outstanding under the Prior Credit Agreement. After giving effect to such draws, the outstanding borrowings under the Amended and Restated Credit Facility were $215.2 million as of the Closing Date. The remaining balance of the Revolving Credit Facility is available, subject to certain limitations, including a borrowing base, for general working capital purposes. Pursuant to the Amended and Restated Credit Agreement, the maturity date for the loans is December 8, 2027 and remains secured by liens on substantially all of the assets of the Borrowers.

Under the Amended and Restated Credit Agreement, the principal of the Term Loans is payable in quarterly installments of $3,562,500 beginning in December 2022, increasing to $4,750,000 per quarter in December 2024, and to $5,937,500 per quarter in December 2026, with the balance payable on the maturity date. At DLH’s option, the loans will bear interest at a rate generally based on (i) the Secured Overnight Financing Rate (“SOFR”) (or a comparable or successor rate), or (ii) an alternative rate based on the highest of the (x) the federal funds rate, plus 0.5%, (y) the prime rate, or (z) a rate generally based on SOFR (or a comparable or successor rate) plus 1.0%, and in each case plus an additional margin based on the Borrowers’ leverage ratio (defined as the ratio of total funded debt to consolidated EBITDA). Interest accrued on the outstanding principal amount is payable monthly. As part of the Revolving Credit Facility, the Lenders agreed to a sublimit of $5 million for letters of credit for the account of the Borrowers, subject to applicable procedures. The remaining balance of the Revolving Credit Facility is available, subject to certain limitations, including a borrowing base, for general working capital purposes.

Commencing with the fiscal year ending September 30, 2023, the Borrowers will be required to remit to the lenders a payment based on excess cash flow to further reduce the outstanding principal of the Term Loans. Initially, the required payment will be equal to 75% of excess cash flow if the total leverage ratio is greater than or equal to 2.5 to 1.0. Thereafter, the required excess cash flow payment will be reduced to 50% if the total leverage ratio is less than 2.5 to 1.0, but greater than or equal to 1.5 to 1.0. No excess cash flow payments are required if the ratio is below 1.5 to 1.0. In addition, the Borrowers must make additional mandatory prepayments of amounts outstanding under the Term Loans based on proceeds received from asset sales and the issuance of certain indebtedness.

The Amended and Restated Credit Agreement contains customary covenants applicable to the Borrowers, which include limitations on: liens; other indebtedness; the payment of dividends and distributions; investments in other entities and extensions of credit; mergers and consolidations; and changes in nature of business.The Amended and Restated Credit Agreement requires the Borrowers to comply with certain financial covenants including (i) a minimum fixed charge coverage ratio of at least 1.25 to 1.0 commencing with the quarter ending December 30, 2022 and for all subsequent periods and (ii) a maximum total leverage ratio of 4.5 to 1.0 from the Closing Date through and including the fiscal quarter ending December 31, 2023, which will thereafter decrease in periodic increments to a minimum of 2.0 to 1.0 commencing with the fiscal quarter ending September 30, 2026 for the remaining life of the facility

The Amended and Restated Credit Agreement also contains certain customary events of default, including, among others, defaults based on certain bankruptcy and insolvency events, nonpayment, cross-defaults to other debt, breach of specified covenants, the material inaccuracy of our representations and warranties, ERISA events, material monetary judgments, change of control events, suspension or disbarment from contracting with the federal government, and certain other adverse events relating to our contracts with federal government customers. If an event of default occurs and is continuing under the Amended and Restated Credit Agreement, the Lenders and Administrative Agent may terminate the commitments under the agreement, stop making additional credit available, declare amounts outstanding, including principal and accrued interest and fees, payable immediately, and enforce any and all rights and interests of the lenders.

In addition to certain initial advisory fees payable to the Administrative Agent or its affiliates, DLH is obligated to pay an annual administrative agency fee to the Administrative Agent, and a letter of credit fee and an unused line fee to the Administrative Agent for the account of the Lenders. Further, the Joint Lead Arrangers for the Amended and Restated Credit Facility received customary compensation for syndicating the loans under the Amended and Restated Credit Agreement. The Administrative Agent, Joint Lead Arrangers and certain of the other lenders and their respective affiliates may in the future from time to time perform financial advisory, lending and/or other commercial banking services for the Borrowers, for which they may in the future receive, customary compensation and reimbursement of expenses.

On the Closing Date, the Borrowers and Administrative Agent also entered into an Amended and Restated Security Agreement, an Amended and Restated Pledge Agreement, and other ancillary agreements, pursuant to which the Borrowers have granted to the Administrative Agent, for the ratable benefit of the Lenders, a first-priority security interest in substantially all of the Borrowers’ respective assets.

The foregoing description of the Amended and Restated Credit Agreement and the transactions contemplated therein is not complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
As described under Item 1.01 of this Current Report on Form 8-K, the Company completed its acquisition of Grove effective on December 8, 2022 for a total purchase price of purchase price of $185 million, comprised of $178 million in cash and $7 million of shares of Common Stock, with the cash purchase price funded by borrowings under the Amended and Restated Credit Facility. The foregoing does not constitute a complete summary of the Acquisition or the terms of the Purchase Agreement, and reference is made to the disclosures contained in Item 1.01 hereof and the complete text of the Purchase Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 above regarding the Amended and Restated Credit Facility is incorporated by reference herein. The foregoing does not constitute a complete summary of the terms of the Amended and Restated Credit Agreement, and reference is made to the disclosures contained in Item 1.01 hereof and the complete text of the Amended and Restated Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the shares of Common Stock by DLH pursuant to the Acquisition is incorporated herein by reference. The securities issued pursuant to the Acquisition are restricted securities and were offered and sold in a private transaction to accredited investors (as such term is defined in Rule 501(a), as promulgated under the Securities Act of 1933), without registration under the Securities Act and the securities laws of certain states, in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended and similar exemptions under applicable state laws. The securities sold in the foregoing transaction may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.03	Material Modification to Rights of Security Holders.
Pursuant to the terms of the Amended and Restated Credit Facility, the Borrowers are subject to certain restrictions on their ability to pay dividends or make other distributions or payments on account of any redemption, retirement or purchase of any capital stock. The information regarding such restrictions set forth in Item 1.01 hereof and the Amended and Restated Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired
The Company will furnish the financial statements of the business acquired as required by Item 9.01(a) by amendment not later than 71 calendar days after the date on which the initial Current Report on Form 8-K with respect to the consummation of the Acquisition reported under Item 2.01 of this report is required to have been filed with the SEC pursuant to SEC rules.
(b) Pro Forma Financial Information
The Company will furnish the pro forma financial information required by Item 9.01(b) by amendment not later than 71 calendar days after the date on which the initial Current Report on Form 8-K with respect to the consummation of the Acquisition reported under Item 2.01 of this report is required to have been filed with the SEC pursuant to SEC rules.
(d) Exhibits

The following exhibit is attached to this Current Report on Form 8-K:
Exhibit Number	Exhibit Title or Description
2.1	Equity Purchase Agreement among DLH Holdings Corp., Grove Resource Solutions, LLC, the Equityholders, Omega D and D Corporation, and the Representative of the Equityholders.*
10.1
Second Amended and Restated Credit Agreement among DLH Holdings Corp., DLH Solutions, Inc., Danya International, LLC, Social & Scientific Systems, Inc., Irving Burton Associates, LLC, Grove Resource Solutions, LLC, First National Bank of Pennsylvania, as Administrative Agent and other lenders party thereto.**

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and other similar attachments upon request by the SEC.
** Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: /s/ Kathryn M. JohnBull

Name: Kathryn M. JohnBull
Title: Chief Financial Officer
Date: December 14, 2022